UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported):  July 16, 2015

SYNERGETICS USA, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-10382	20-5715943
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3845 Corporate Centre Drive
O’Fallon, Missouri	63368
(Address of principal executive offices)	(Zip Code)

(636) 939-5100
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act.
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act.
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act.
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act.

Item 1.01.	Entry into a Material Definitive Agreement.

On July 16, 2015, Synergetics USA, Inc., through its wholly owned subsidiary Synergetics, Inc. (together with Synergetics USA, Inc., the “Company”), entered into Amendment No. 4 (“Amendment No. 4”) to Supply Agreement by and between Synergetics, Inc. and Stryker Corporation (“Stryker”).  Amendment No. 4 extends the term of the original Supply Agreement entered into in 2010 by and between Synergetics, Inc. and Stryker (the “Agreement”), pursuant to which the Company supplies Stryker with disposable ultrasonic aspirator instrument tips and certain other consumable products used in conjunction with Stryker’s ultrasonic aspirator console and handpieces. According to Amendment No. 4, the Agreement shall terminate on March 31, 2019, subject to extension by mutual agreement of the parties for additional periods of one year, limited to a total of five such one-year extensions.

The foregoing summary of Amendment No. 4 is qualified in its entirety by reference to Amendment No. 4 filed as Exhibit 10.1 to this Current Report on Form 8-K, which is incorporated herein by reference.

On July 22, 2015, the Company issued a press release announcing entry into Amendment No. 4, a copy of which is filed as Exhibit 99.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description of Exhibit
10.1	Amendment No. 4 to Supply Agreement by and between Synergetics, Inc. and Stryker Corporation, effective July 16, 2015.
99.1	Press Release of Synergetics USA, Inc., dated July 22, 2015.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:       July 22, 2015

SYNERGETICS USA, INC.
(Registrant)

By:	/s/ Pamela G. Boone
Name:	Pamela G. Boone
Title:	EVP and Chief Financial Officer